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                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in this registration statement on Form S-3 (File No. 333-50915) of our report dated February 9, 1998 (except as to
Note 12 which is as of March 6, 1998), on our audits of the financial statements and financial statement schedule of The Learning Company, Inc. as of January 3, 1998 and January 4, 1997, and for the three years in the fiscal period ended January 3, 1998. We also consent to the references to our firm under the caption "Experts".





                                             /s/ Coopers & Lybrand L.L.P.
                                             --------------------------------
Boston, Massachusetts                        COOPERS & LYBRAND L.L.P.
May 28, 1998